Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
July 31, 2008	Tony Davis 318.388.9525 tony.davis@centurytel.com

CenturyTel Reports Second Quarter 2008 Earnings

MONROE, La... CenturyTel, Inc. (NYSE: CTL) announces operating results for second quarter 2008.

·
Operating revenues, excluding nonrecurring items, increased 2.8% to $657.1 million compared to $639.1 million in second quarter 2007. Reported under GAAP, operating revenues decreased 4.6% to $658.1 million, primarily due to a nonrecurring $49 million favorable access dispute settlement in second quarter 2007.

·	Operating cash flow (as defined in the attached financial schedules), excluding nonrecurring items, rose 2.3% to $318.3 million from $311.2 million in second quarter 2007.

·
Net income, excluding nonrecurring items, increased 16.2% to $91.2 million from $78.4 million in second quarter 2007. Net income, reported under GAAP, was $92.2 million compared to $112.3 million in second quarter 2007.

·
Diluted earnings per share, excluding nonrecurring items, rose 24.3% to $.87 in second quarter 2008 compared to $.70 in second quarter 2007, while GAAP diluted earnings per share was $.88 in second quarter 2008 compared to $1.00 in second quarter 2007.

·	Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items, rose to $162.5 million in second quarter 2008 compared to $154.8 million in second quarter 2007.

Second Quarter Highlights (Excluding nonrecurring items reflected in the attached financial schedules) (In thousands, except per share amounts and subscriber data)	Quarter Ended 6/30/08		Quarter Ended 6/30/07		% Change
Operating Revenues Operating Cash Flow (1) Net Income Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures	$ $ $ $ $	657,073 318,266 91,162 .87 104,273 59,659	$ $ $ $ $	639,122 311,226 78,434 .70 113,721 57,976	2.8 2.3 16.2 24.3 (8.3) 2.9	% % % % % %
Access Lines High-Speed Internet Customers		2,077,000 607,000		2,205,000 500,000	(5.8) 21.4	% %

(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.

“CenturyTel achieved solid second quarter results as operating revenues and diluted earnings per share exceeded our expectations for the quarter,” Glen F. Post, III, chairman and chief executive officer, said. “We generated free cash flow of more than $162 million for the quarter, a nearly 5% increase over second quarter 2007. Our strong cash flows enable us to return significant cash to shareholders through our recently announced dividend increase and the acceleration of our current share repurchase program.”

 Operating revenues, excluding nonrecurring items, increased 2.8% to $657.1 million in second quarter 2008 compared to $639.1 million in second quarter 2007. Revenue increases of approximately $41 million were driven primarily by revenues contributed by the Madison River properties acquired April 30, 2007 and growth in high-speed Internet customers, along with selected price increases and favorable network access dispute settlements. These increases more than offset revenue declines of approximately $23 million primarily attributable to lower access revenues, lower universal service fund receipts and access line losses.

Operating expenses, excluding nonrecurring items, increased 1.6% to $469.8 million from $462.2 million in second quarter 2007, primarily due to operating costs associated with the Madison River properties, growth in high-speed Internet customers and increased marketing expenses. These increases were partially offset by reduced personnel related costs and lower depreciation expense.

“We completed the integration of the Madison River properties in late June and expect to reach our $17 million annual synergy run rate target by the end of the third quarter,” Post said. “We expect these synergies, along with continued broadband growth and cost containment efforts, to enable CenturyTel to continue to generate solid cash flows in the months ahead.”

Operating cash flow, excluding nonrecurring items, for second quarter 2008 increased 2.3% to $318.3 million from $311.2 million in second quarter 2007. CenturyTel achieved an operating cash flow margin of 48.4% during the quarter versus 48.7% in second quarter 2007.

Net income, excluding nonrecurring items, was $91.2 million, a 16.2% increase over the $78.4 million in second quarter 2007. Diluted earnings per share, excluding nonrecurring items, increased 24.3% to $.87 in second quarter 2008 compared to $.70 in second quarter 2007, primarily due to increased operating income, lower interest expense, a lower effective tax rate for 2008 and the reduction in diluted shares outstanding as a result of share repurchases.

For the first six months of 2008, operating revenues, excluding nonrecurring items, were $1.31 billion compared to $1.24 billion in 2007, a 5.3% increase. Operating cash flow, excluding nonrecurring items, was $637.4 million for 2008, a 5.0% increase over the $607.1 million a year ago. Net income, excluding nonrecurring items, increased 13.5% to $177.3 million from $156.3 million in 2007, while diluted earnings per share, excluding nonrecurring items, increased 21.7% to $1.68 from $1.38 in 2007.

 Under generally accepted accounting principles (GAAP), net income for second quarter 2008 was $92.2 million compared to $112.3 million for second quarter 2007. Diluted earnings per share was $.88 in second quarter 2008 compared to $1.00 in second quarter 2007. Second quarter 2008 results include a net $1.3 million after-tax charge related to the freeze of our supplemental executive pension plan and a net $2.3 million benefit related to the resolution of certain income tax audit issues. Second quarter 2007 results include a $30.2 million after-tax positive revenue settlement related to the resolution of network access disputes and a $3.6 million after-tax benefit related to the amended satellite television agreement with EchoStar.

For the first six months of 2008, under GAAP, the Company reported net income of $180.9 million, or $1.71 per diluted share, compared to net income of $190.1 million, or $1.67 per diluted share, for the six months ended June 30, 2007. See the accompanying financial schedules for detail of the Company’s nonrecurring items for the years 2008 and 2007.

For third quarter 2008, CenturyTel expects total revenues of $640 to $650 million and diluted earnings per share of $.79 to $.83.  This decrease in revenues and diluted earnings per share compared to second quarter 2008 is primarily due to approximately $6 million in favorable revenue adjustments recognized in the second quarter, including the network access dispute settlements management discussed during the Company’s first quarter earnings call, that are not expected to reoccur in the third quarter.

 For the full year 2008, diluted earnings per share is expected to be in the range of $3.20 to $3.30, an increase over the $3.05 to $3.20 range previously provided. This increase in 2008 diluted earnings per share guidance is primarily due to the better than anticipated results during second quarter 2008 and share repurchases since April 30.

These outlook figures for second quarter and full year 2008 exclude nonrecurring items, any share repurchases settled after July 31, 2008, and any future mergers, acquisitions, divestitures, or other similar business transactions.

“We are pleased with the operational performance and continued share buybacks that are driving an increase in our full year 2008 outlook,” said Post. “We continue to evaluate deployment and technology alternatives for our 700 MHz spectrum and are currently leaning toward the same type of LTE-based deployment that has been discussed by the larger carriers.  We do not foresee material 700 MHz related effects on our capital or operating budgets in either 2008 or 2009 since LTE-based network elements and end-user devices are not expected to be commercially available until early 2010 or later.”

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist investors in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available in the Investor Relations portion of the Company’s Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyTel’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.206.5917.  The call will be accessible for replay through August 6, 2008, by calling 888.258.7854 and entering the conference ID number 1253493. Investors can also listen to CenturyTel’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurytel.com through August 20, 2008.

In addition to historical information, this release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of the Company.  Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could affect actual results include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry; the Company’s ability to effectively adjust to changes in the communications industry; the Company’s ability to effectively  manage its expansion opportunities, including  successfully integrating newly-acquired properties into the Company’s operations and  retaining and hiring key personnel; possible changes in the demand for, or pricing of, the Company’s products and services; the Company’s continued access to credit markets on favorable terms; the Company’s ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the Company’s ability to collect its receivables from financially troubled communications companies; the Company’s ability to pay a $2.80 per share common dividend annually, which may be affected by changes in its cash requirements, capital spending plans, cash flow or financial position; the Company’s ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effect of adverse weather; other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”); and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy.  These and other uncertainties related to the Company’s business and plans are described in greater detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as updated and supplemented by the Company’s subsequent SEC reports.  You should be aware that new factors may emerge from time to time and it is not possible for management to identify all such factors, nor can it predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.  The information contained in this release is as of July 31, 2008.  The Company undertakes no obligation to update any of its forward-looking statements for any reason.

CenturyTel (NYSE:CTL) is a leading provider of communications, high-speed Internet and entertainment services in small-to-mid-size cities through our broadband and fiber transport networks. Included in the S&P 500 Index, CenturyTel delivers advanced communications with a personal touch to customers in 25 states. Visit us at www.centurytel.com.

_________________________________

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED JUNE 30, 2008 AND 2007
(UNAUDITED)

	Three months ended June 30, 2008				Three months ended June 30, 2007
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$219,901			219,901	222,677			222,677	(1.2%)	(1.2%)
Network access	207,904	1,012	(1)	206,892	266,202	48,987	(4)	217,215	(21.9%)	(4.8%)
Data	131,060	21	(1)	131,039	108,206			108,206	21.1%	21.1%
Fiber transport and CLEC	43,166			43,166	40,714	13	(4)	40,701	6.0%	6.1%
Other	56,075			56,075	52,192	1,869	(5)	50,323	7.4%	11.4%
	658,106	1,033		657,073	689,991	50,869		639,122	(4.6%)	2.8%

OPERATING EXPENSES
Cost of services and products	239,626			239,626	226,388	(4,052)	(5)	230,440	5.8%	4.0%
Selling, general and administrative	106,836	7,655	(1)	99,181	97,456			97,456	9.6%	1.8%
Depreciation and amortization	130,954			130,954	134,311			134,311	(2.5%)	(2.5%)
	477,416	7,655		469,761	458,155	(4,052)		462,207	4.2%	1.6%

OPERATING INCOME	180,690	(6,622)		187,312	231,836	54,921		176,915	(22.1%)	5.9%

OTHER INCOME (EXPENSE)
Interest expense	(49,166)			(49,166)	(57,667)			(57,667)	(14.7%)	(14.7%)
Other income (expense)	12,907	5,425	(2)	7,482	8,080			8,080	59.7%	(7.4%)
Income tax expense	(52,264)	2,202	(3)	(54,466)	(69,984)	(21,090)	(6)	(48,894)	(25.3%)	11.4%

NET INCOME	$92,167	1,005		91,162	112,265	33,831		78,434	(17.9%)	16.2%

BASIC EARNINGS PER SHARE	$0.89	0.01		0.88	1.03	0.31		0.72	(13.6%)	22.2%
DILUTED EARNINGS PER SHARE	$0.88	0.01		0.87	1.00	0.30		0.70	(12.0%)	24.3%

AVERAGE SHARES OUTSTANDING
Basic	103,644			103,644	108,405			108,405	(4.4%)	(4.4%)
Diluted	104,273			104,273	113,721			113,721	(8.3%)	(8.3%)

DIVIDENDS PER COMMON SHARE	$0.0675			0.0675	0.0650			0.0650	3.8%	3.8%

NONRECURRING ITEMS
(1) - Curtailment loss related to freezing Supplemental Executive Retirement Plan, including revenue impact.
(2) - Gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($4.5 million) and interest income recorded upon the resolution of certain income tax audit issues ($919,000).
(3) - Includes $448,000 net income tax benefit related to items (1) and (2) and $1.8 million income tax benefit recorded upon resolution of certain income tax audit issues.
(4) - Revenue recorded upon settlement of a dispute with a carrier.
(5) - Reimbursement of amounts upon a change in our satellite television arrangement.
(6) - Tax effects of items (4) and (5).

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
SIX MONTHS ENDED JUNE 30, 2008 AND 2007
(UNAUDITED)

	Six months ended June 30, 2008				Six months ended June 30, 2007
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$440,381			440,381	434,573			434,573	1.3%	1.3%
Network access	416,602	1,012	(1)	415,590	477,601	48,987	(4)	428,614	(12.8%)	(3.0%)
Data	257,832	21	(1)	257,811	204,070			204,070	26.3%	26.3%
Fiber transport and CLEC	82,799			82,799	79,040	13	(4)	79,027	4.8%	4.8%
Other	109,106			109,106	95,562	1,869	(5)	93,693	14.2%	16.5%
	1,306,720	1,033		1,305,687	1,290,846	50,869		1,239,977	1.2%	5.3%

OPERATING EXPENSES
Cost of services and products	477,438			477,438	439,919	(4,052)	(5)	443,971	8.5%	7.5%
Selling, general and administrative	198,461	7,655	(1)	190,806	188,913			188,913	5.1%	1.0%
Depreciation and amortization	266,638			266,638	262,095			262,095	1.7%	1.7%
	942,537	7,655		934,882	890,927	(4,052)		894,979	5.8%	4.5%

OPERATING INCOME	364,183	(6,622)		370,805	399,919	54,921		344,998	(8.9%)	7.5%

OTHER INCOME (EXPENSE)
Interest expense	(99,288)			(99,288)	(104,628)			(104,628)	(5.1%)	(5.1%)
Other income (expense)	21,324	9,561	(2)	11,763	13,370			13,370	59.5%	(12.0%)
Income tax expense	(105,292)	655	(3)	(105,947)	(118,526)	(21,090)	(6)	(97,436)	(11.2%)	8.7%

NET INCOME	$180,927	3,594		177,333	190,135	33,831		156,304	(4.8%)	13.5%

BASIC EARNINGS PER SHARE	$1.72	0.03		1.69	1.73	0.31		1.42	(0.6%)	19.0%
DILUTED EARNINGS PER SHARE	$1.71	0.03		1.68	1.67	0.29		1.38	2.4%	21.7%

AVERAGE SHARES OUTSTANDING
Basic	104,893			104,893	109,718			109,718	(4.4%)	(4.4%)
Diluted	105,635			105,635	115,015			115,015	(8.2%)	(8.2%)

DIVIDENDS PER COMMON SHARE	$0.1350			0.1350	0.130			0.130	3.8%	3.8%

NONRECURRING ITEMS
(1) - Curtailment loss related to freezing Supplemental Executive Retirement Plan, including revenue impact.
(2) - Gain on the sale of a nonoperating investment ($4.1 million), gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($4.5 million), and interest income recorded upon the resolution of certain income tax audit issues ($919,000).
(3) - Includes $1.1 million net income tax expense related to items (1) and (2) and $1.8 million income tax benefit recorded upon resolution of certain income tax audit issues.
(4) - Revenue recorded upon settlement of a dispute with a carrier.
(5) - Reimbursement of amounts upon a change in our satellite television arrangement.
(6) - Tax effects of items (4) and (5).

CenturyTel, Inc.
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2008 AND DECEMBER 31, 2007
(UNAUDITED)

	June 30,	Dec. 31,
	2008	2007
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$63,900	34,402
Other current assets	267,416	257,997
Total current assets	331,316	292,399

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	8,751,414	8,666,106
Accumulated depreciation	(5,783,574)	(5,557,730)
Net property, plant and equipment	2,967,840	3,108,376

GOODWILL AND OTHER ASSETS
Goodwill	4,010,027	4,010,916
Other	858,881	772,862
Total goodwill and other assets	4,868,908	4,783,778

TOTAL ASSETS	$8,168,064	8,184,553

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$45,344	279,898
Other current liabilities	444,774	456,637
Total current liabilities	490,118	736,535

LONG-TERM DEBT	3,016,243	2,734,357
DEFERRED CREDITS AND OTHER LIABILITIES	1,286,666	1,304,456
STOCKHOLDERS' EQUITY	3,375,037	3,409,205

TOTAL LIABILITIES AND EQUITY	$8,168,064	8,184,553

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended June 30, 2008				Three months ended June 30, 2007
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items

Operating cash flow and cash flow margin
Operating income	$180,690	(6,622)	(1)	187,312	231,836	54,921	(3)	176,915
Add: Depreciation and amortization	130,954			130,954	134,311			134,311
Operating cash flow	$311,644	(6,622)		318,266	366,147	54,921		311,226

Revenues	$658,106	1,033	(1)	657,073	689,991	50,869	(3)	639,122

Operating income margin (operating income divided by revenues)	27.5%			28.5%	33.6%			27.7%

Operating cash flow margin (operating cash flow divided by revenues)	47.4%			48.4%	53.1%			48.7%

Free cash flow (prior to debt service requirements and dividends)
Net income	$92,167	1,005	(2)	91,162	112,265	33,831	(3)	78,434
Add: Depreciation and amortization	130,954			130,954	134,311			134,311
Less: Capital expenditures	(59,659)			(59,659)	(57,976)			(57,976)
Free cash flow	$163,462	1,005		162,457	188,600	33,831		154,769

Free cash flow	$163,462				188,600
Gain on liquidation of marketable securities	(4,506)				-
Deferred income taxes	5,068				16,634
Changes in current assets and current liabilities	(44,749)				36,943
Decrease in other noncurrent assets	3,043				2,621
Decrease in other noncurrent liabilities	(2,689)				(11,266)
Retirement benefits	12,728				9,011
Excess tax benefits from share-based compensation	(55)				(3,280)
Other, net	4,816				2,076
Add: Capital expenditures	59,659				57,976
Net cash provided by operating activities	$196,777				299,315

NONRECURRING ITEMS
(1) - Curtailment loss related to freezing Supplemental Executive Retirement Plan, including revenue impact.
(2) - Includes after-tax impact of gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($2.8 million) and net benefit due to the resolution of certain income tax audit issues ($2.3 million), net of the after-tax impact of Item (1) ($4.1 million).
(3) - Includes $49.0 million revenue recorded upon settlement of a dispute with a carrier and $5.9 million reimbursement of amounts (of which $1.9 million increased revenues)
upon a change in our satellite television arrangement (presented on both a pre-tax and after-tax basis).

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Six months ended June 30, 2008				Six months ended June 30, 2007
				As adjusted				As adjusted
		Less		excluding		Less		excluding
		non-		non-		non-		non-
In thousands	As	recurring		recurring	As	recurring		recurring
	reported	items		items	reported	items		items

Operating cash flow and cash flow margin
Operating income	$364,183	(6,622)	(1)	370,805	399,919	54,921	(3)	344,998
Add: Depreciation and amortization	266,638			266,638	262,095			262,095
Operating cash flow	$630,821	(6,622)		637,443	662,014	54,921		607,093

Revenues	$1,306,720	1,033	(1)	1,305,687	1,290,846	50,869	(3)	1,239,977

Operating income margin (operating income divided by revenues)	27.9%			28.4%	31.0%			27.8%

Operating cash flow margin (operating cash flow divided by revenues)	48.3%			48.8%	51.3%			49.0%

Free cash flow (prior to debt service requirements and dividends)
Net income	$180,927	3,594	(2)	177,333	190,135	33,831	(3)	156,304
Add: Depreciation and amortization	266,638			266,638	262,095			262,095
Less: Capital expenditures	(114,398)			(114,398)	(106,856)			(106,856)
Free cash flow	$333,167	3,594		329,573	345,374	33,831		311,543

Free cash flow	$333,167				345,374
Gain on asset dispositions and liquidation of marketable securities	(8,641)				-
Deferred income taxes	13,425				30,005
Changes in current assets and current liabilities	(57,026)				70,835
Decrease in other noncurrent assets	2,254				3,653
Decrease in other noncurrent liabilities	(5,479)				(11,667)
Retirement benefits	18,202				14,647
Excess tax benefits from share-based compensation	(74)				(6,312)
Other, net	16,761				4,634
Add: Capital expenditures	114,398				106,856
Net cash provided by operating activities	$426,987				558,025

NONRECURRING ITEMS
(1) - Curtailment loss related to freezing Supplemental Executive Retirement Plan, including revenue impact.
(2) - Includes (i) after-tax impact of gain upon liquidation of Supplemental Executive Retirement Plan trust assets ($2.8 million), (ii) after-tax impact of gain on sale of nonoperating investment
($2.6 million), and (iii) net benefit due to the resolution of certain income tax audit issues ($2.3 million), all partially offset by the after-tax impact of Item (1) ($4.1 million).
(3) - Includes $49.0 million revenue recorded upon settlement of a dispute with a carrier and $5.9 million reimbursement of amounts (of which $1.9 million increased revenues) upon a change in our satellite television arrangement (presented on both a pre-tax and after-tax basis).